Exhibit 21.1

List of Subsidiaries

Entity Name	Country or State of Incorporation
Abase Comércio e Representações Ltda	Brazil
ABIC Polska Sp z.o.o,	Poland
AH UK Animal Health (Pvt) Ltd	United Kingdom
Animal Health Holding (Austria) B.V.	Netherlands
Animal Health Holding (Netherlands) B.V.	Netherlands
Animal Health Logistics LLC	USA / Delaware
Animal Healthcare Services Limited	United Kingdom
Animalytix LLC	USA / Delaware
Anitek (Pty) Ltd.	Australia
Assistovet Systems SAS	France
Atlas Pharmaceuticals, L.L.C.	USA / Arizona
BIOFARM Dacice sro	Czech Republic
Butler Animal Health Holding Company LLC1	USA / Delaware
Butler Animal Health Supply LLC	USA / Delaware
CapsuleNet, LLC	USA / Delaware
CAREconnect LLC	USA / Delaware
Clemton Investments Sp z.o.o.	Poland
Covetrus Animal Health Finance Ltd	United Kindgon
Covetrus Animal Health Holdings Limited2	United Kingdom
Covetrus AT Gmbh	Austria
Covetrus B.V.	Netherlands
Covetrus Brazil Holding S.A.	Brazil
Covetrus DE GmbH	Germany
Covetrus Finance Holding, Ltd	United Kingdom
Covetrus Holding B.V.	Netherlands
Covetrus Holding N.V.	Belgium
Covetrus IE Limited	Ireland
Covetrus N.V.	Belgium
Covetrus Pharmacy Services, LLC	USA / Delaware
Covetrus SK s.r.o.	Slovakia
Covetrus Software Services Pty Limited	Australia
Covetrus Software Services Pty Limited	New Zealand
Covetrus Software Services, LLC	USA / Delaware
Covetrus, Inc.	USA / Delaware
Direct Vet Marketing, Inc.	USA / Delaware
Distrivet AG	Switzerland
Distrivet S.A.	Spain
DVM Direct, LLC	USA / Delaware
E-VET A/S	Denmark
EVP Pharmaceuticals, Inc.	USA / Delaware
Granda Produtos Veterinarios Ltda.	Brazil
Henry Schein Animal Health Finance LLC	USA / Delaware
Henry Schein SE Europe Holding Srl	Romania
Hippocampe Bressuire	France
Hippocampe CAEN SA	France
Hippocampe EVI	France

Exhibit 21.1

HS Ventures 1 SRL	Barbados
Iberia Animal Health Holdings, SL	Spain
Information Technologies et Services Vétérinaires S.A.S.	France
Jorgen Kruuse A/S	Denmark
Kruuse Hong Kong Limited	Hong Kong
Kruuse Norge AS	Norway
Kruuse Svenska AB	Sweden
Kruuse Trading (Shanghai) Limited	China
Kruuse UK Ltd	United Kingdom
Kruuze Polska Sp z.o.o	Poland
Maravet SA	Romania
Medivet SA	Poland
Nationale Dierenapotheek B.V.	Netherlands
Nerum N.V.	Belgium
NOVIKO Animal Health s.r.o.	Czech Republic
Noviko s.r.o.	Czech Republic
OHCP III Equine Inc.	USA / Delaware
Pelican Acquisition Company (Pty) Ltd.	Australia
Pelican Holdco (Pty) Ltd.	Australia
Petsite (Pty) Ltd.	Australia
Projectgold ApS	Denmark
Projectsilver ApS	Denmark
Provet (NSW) Pty. Limited	Australia
Provet AG	Switzerland
Provet Australasia (Pty) Ltd.	Australia
Provet Belgium Finance N.V.	Belgium
Provet Holding AG	Switzerland
Provet Holdings Pty Ltd.	Australia
Provet IT Pty Ltd.	Australia
Provet NZ Pty Ltd.	Australia
Provet Pty Ltd.	Australia
Provet Queensland Pty Ltd.	Australia
Provet Riverina Pty Ltd.	Australia
Provet SA Pty Ltd.	Australia
Provet Victoria (Pty) Ltd.	Australia
Provet VMS (Pty) Ltd.	Australia
Provet WA (Pty) Ltd.	Australia
Purchasing Services Holdings LLC	USA / Delaware
Roadrunner Pharmacy, Inc.	USA / Delaware
Rosedale Investments Sp z.o.o	Poland
RxWorks Limited	United Kingdom
Smartpak Equine LLC	USA / Delaware
Taiken Comercia e Distribuicao de Productors Agropecuarios Ltda	Brazil
Trillium VPA, LLC	USA / Delaware
Vedco, Inc.	USA / Delaware
Vet Intermediate Holdco I, LLC	USA / Delaware
Vet Intermediate Holdco II, LLC	USA / Delaware
Vet Quip (Pty) Ltd.	Australia
Vetboost LLC	USA / Florida

Exhibit 21.1

Veterinarian Debit Cards LLC	USA / Florida
Veterinary Data Services, Inc.	USA / Kentucky
Veterinary Pharmacies of America, LLC	USA / Delaware
Veterinary Services & Logistics N.V.	Belgium
Veterinary Solutions Limited	United Kingdom
Veterinary Study Groups, Inc.	USA / Nevada
Vets First Choice, LLC	USA / Delaware
Vettec Produtos Agropecuarias Ltda.	Brazil
VFC 503B, LLC	USA / Delaware
VFC Central, LLC	USA / Delaware
VFC Chemistry Lab, LLC	USA / Delaware
VFC East, LLC	USA / Delaware
VFC Pharmaceuticals #901 LLC	USA / Delaware
VFC Pharmacy #101, LLC	USA / Delaware
VFC Pharmacy #501, LLC	USA / Delaware
VFC West, LLC	USA / Delaware
Victory Alpha Limited	United Kingdom
VPG Holdings LLC	USA / Delaware
Veterinary Services & Logistics N.V.	Belgium
W.A. Butler Company3	USA / Delaware
Yourvet B.V.	Netherlands

1	Butler Animal Health Holding Company, LLC is the parent, holding company of Butler Animal Health Supply, LLC.
2	W.A. Butler Company owns a majority interest in Butler Animal Health Holding Company, LLC.
3	Henry Schein Animal Health Holdings Limited is the parent, holding company of W.A. Butler Company and of two consolidated wholly-owned subsidiaries and 11 majority-owned subsidiaries, all of which operate in the animal health distribution industry in the United States. Henry Schein Animal Health Holdings Limited is also the parent, holding company of 41 consolidated wholly-owned subsidiaries and 15 majority-owned subsidiaries, all of which operate in the animal health distribution industry outside the United States.